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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS


    As independent petroleum consultants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-85435 and 333-37558) and Form S-8 (Nos. 333-56961 and 333-70137) of
Brigham Exploration Company of our estimates of reserves, included in this Annual Report on Form 10-K, and to all references to our firm included in this Annual Report.








/s/ CAWLEY, GILLESPIE & ASSOCIATES, INC.
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CAWLEY, GILLESPIE & ASSOCIATES, INC.

Fort Worth, Texas
March 29, 2002